UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2017

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-36204	98-1067994
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

225 Union Blvd., Suite 600
Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

(303) 974-2140
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 5, 2017, Harold Roberts, Executive Vice President, Conventional Operations for Energy Fuels Inc. (the “Company” or “Energy Fuels”) provided notice of his intent to retire from the Company effective January 31, 2017. Mr. Roberts has played a key role in the growth of the Company and its predecessors since 1978 and has spent the bulk of his career with Energy Fuels-related assets, including the White Mesa Mill, through several ownership changes.

Effective February 1, 2017, Mark Chalmers, the Company’s Chief Operating Officer, will assume responsibility for all conventional mining and White Mesa Mill operations for Energy Fuels. To ensure a smooth transition, Mr. Roberts has agreed to enter into a Professional Services Agreement pursuant to which Mr. Roberts will act as a part-time consultant through May 1, 2017 or later as may be agreed to by both parties. The Professional Services Agreement will require Mr. Roberts to provide services to Energy Fuels for a minimum of four (4) working days per month consisting of eight (8) hour days at the rate of $150 per hour, with any additional hours to be mutually agreed in advance. The foregoing summary of the material terms of the Professional Services Agreement is subject to the full terms of the Professional Services Agreement which will be attached to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC.
(Registrant)

Dated: January 9, 2017	By: /s/ David C. Frydenlund
David C. Frydenlund
Senior Vice President, General Counsel and Corporate
Secretary